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                                                                  Exhibit 23.3



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated June 1, 1999 relating to the financial statements of the Wisconsin Gas Company Local No. 6-18 (now Local 7-0018) Savings Plan, the Wisconsin Gas Company Local No. 6-18-1 (now Local 7-0018-1) Savings Plan, the Wisconsin Gas Company Employees' Savings Plan, the Sta-Rite Industries Incentive Savings Plan, the Hypro Corporation 401(k) and Profit Sharing Plan and the SHURflo 401(k) Profit Sharing Plan (the "Plans") included in the Annual Report on Form 11-K for the fiscal year ended December 31, 1998 filed with respect to the Plans.

As independent public accountants, we also hereby consent to the incorporation by reference in this registration statement of our report dated January 24, 2000, included in WICOR, Inc.'s Form 10-K for the year ended December 31, 1999 and incorporated by reference in Wisconsin Energy Corporation's Form 8-K dated April 26, 2000.


                                                     /s/ Arthur Andersen LLP

                                                     ARTHUR ANDERSEN LLP


Milwaukee, Wisconsin
April 24, 2000